Exhibit 99.1

TPG RE Finance Trust, Inc. Announces Closing of New $400 Million Senior Secured Term Loan B and $100 Million Revolving Credit Facility

May 14, 2026

NEW YORK—(BUSINESS WIRE) — TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) today announced that it closed on a Term Loan B for an aggregate principal amount of $400 million due in 2033 and a $100 million Revolving Credit Facility due in 2031. The Company intends to use the net proceeds from the Term Loan B and Revolving Credit Facility to repay outstanding indebtedness, including partially funding the redemption of the Company’s TRTX 2022-FL5 collateralized loan obligation, or for other general corporate purposes. The Term Loan B priced at 99.75% and bears interest at Term SOFR plus 275 basis points and the Revolving Credit Facility bears interest at Term SOFR plus 200 basis points.

Doug Bouquard, Chief Executive Officer of TRTX, said: “We believe that the closing of this financing further expands our best in-class, diversified liability structure at an exciting moment for TRTX.”

ABOUT TRTX

TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset management firm TPG Inc. (NASDAQ: TPG). For more information regarding TRTX, visit https://www.tpgrefinance.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); global economic trends and economic conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, tariffs and international trade policies, stress to the commercial banking systems of the U.S. and Western Europe, labor shortages, currency fluctuations and challenges in global supply chains; the Company’s ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Statements, among others, relating to the intended use of the net proceeds from the Term Loan B and Revolving Credit Facility and the closing of this financing further expanding our best-in-class, diversified liability structure are forward-looking statements, and the Company cannot assure you that it will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements appearing in this press release. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT

+1 (212) 405-8500

IR@tpgrefinance.com

MEDIA CONTACT

TPG RE Finance Trust, Inc.

Courtney Power

+1 (415) 743-1550

media@tpg.com

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